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                                                                     EXHIBIT 4.5

                                 FIRST AMENDMENT
                                       TO
                      SECOND AMENDED AND RESTATED AGREEMENT
          AMONG SERIES E, SERIES F AND SERIES G PREFERRED STOCKHOLDERS
                    AND SENIOR REGISTRATION RIGHTS AGREEMENT

This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED AGREEMENT AMONG SERIES E, SERIES F AND SERIES G PREFERRED STOCKHOLDERS AND SENIOR REGISTRATION RIGHTS AGREEMENT (this "First Amendment"), which amends the SECOND AMENDED AND RESTATED AGREEMENT AMONG SERIES E, SERIES F and SERIES G PREFERRED STOCKHOLDERS AND SENIOR REGISTRATION RIGHTS AGREEMENT (the "Second Amended and Restated Agreement") dated as of September 7, 1999 by and among AirNet Communications Corporation, a Delaware corporation (the "Company"), Harris Corporation, a Delaware corporation ("Harris"), the Series E Preferred Stockholders listed on Exhibit A thereto ("Series E Investors"), the Series F Preferred Stockholders listed on Exhibit B thereto, the Series G Preferred Stockholders listed on Exhibit C thereto, Tandem PCS Investments, L.P., a Delaware limited partnership ("Tandem"), Adams Capital Management, L.P. ("Adams"), SCP Private Equity Partners, L.P. ("SCP"), HVFM-I, L.P. ("HVFM"), APA Excelsior III, L.P. ("APA") and such other purchasers identified therein is made as of September 20, 1999 by and among the Company, Tandem, Adams, SCP, HVFM, APA and the other shareholders identified on the signature pages hereto (Tandem, Adams, SCP, HVFM, APA and such other shareholders are collectively, "Shareholders").

                                   WITNESSETH:

WHEREAS, the Company is contemplating an initial public offering of shares of its authorized but unissued common stock, in accordance with the terms of a registration statement to be filed with the Securities and Exchange Commission; and

WHEREAS, the Company and the Shareholders desire to amend the Second Amended and Restated Agreement in accordance with Section 4.9 thereof to clarify certain provisions relating to piggyback registration rights.

NOW, THEREFORE, intending to be legally bound, the parties hereto agree that the Second Amended and Restated Agreement is hereby amended as follows:

       1. Section 2.2(a) of the Second Amended and Restated Agreement is hereby amended and restated in its entirety as follows:

             "2.2   Piggyback Registration

                    (a) Notice of Piggyback Registration and Inclusion of Registrable

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Securities. Subject to the terms of this Agreement, in the event the Company decides to Register any of its securities (either for its own account or the account of a security holder other than pursuant to a demand Registration) on a form that would be suitable for a Registration involving Registrable Securities and such Registration does not relate to an initial public offering of the Company's securities (which Registration pursuant to an initial public offering shall not trigger piggyback rights hereunder), the Company will (i) promptly give each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable Blue Sky or other state securities laws) and (ii) include in such Registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request delivered to the Company by any Holder within fifteen (15) days after delivery of such written notice from the Company."

       2. Section 2.2(b)(iii) of the Second Amended and Restated Agreement is hereby amended and restated in its entirety as follows:

                           "(iii)    Allocation of Shares in Piggyback
Registration. In the event that the Underwriter's Representative limits the number of shares to be included in a Registration pursuant to Section 2.2(b)(ii), or shall otherwise require a limitation of the number of shares to be included in the Registration, then the Company will include in such Registration first securities proposed by the Company to be sold for its own account, the registration of which will not be limited or otherwise restricted as a result of the Underwriter's Representative's limit. If after including in the Registration the securities proposed by the Company to be sold for its own account, the number of shares proposed for Registration by Holders pursuant to
Section 2.2 must be limited in order to avoid exceeding the Underwriter's Representative's limit, the securities proposed by any member of Key Management to be sold for his/her own account shall be reduced (including the elimination of all such securities from the Registration, if necessary) such that such Registration does not exceed the Underwriter's Representative's limit. If after reducing the number of securities proposed by any member of Key Management to be sold for his/her own account to zero, it is necessary to limit the shares proposed for Registration by other Holders, the limitation on the number of shares proposed for Registration by such other Holders shall be applied on a pro rata basis based upon the number of shares of such securities proposed to be sold and so requested to be included by such other Holders so that such Registration does not exceed the Underwriter's Representative's limit."

       3     Section 2.1(e)(iii) of the Second Amended and Restated Agreement is
hereby amended and restated in its entirety as follows:

             "(iii)    Marketing Limitation in Demand Registration.  In the
event the Underwriter's Representative advises the Initiating Holders or Significant Holder, as the case may be, in writing that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, the securities proposed by any member of Key Management to be sold for his/her own account shall be reduced (including the elimination of all

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such securities from the Registration, if necessary) such that such Registration does not exceed the Underwriter's Representative's limit. If after reducing the number of securities proposed by any member of Key Management to be sold for his/her own account to zero, it is necessary to further limit the number of shares to be underwritten, the limitation on the remaining securities proposed for Registration (including securities proposed by the Company to be sold for its own account or for the accounts of others at the Company's request) shall be applied on a pro rata basis based upon the number of shares of such securities proposed to be sold and so requested to be included in the Registration so that such Registration does not exceed the Underwriter's Representative's limit. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 2.1(e)(iii) shall be included in such Registration Statement."

       4     This First Amendment may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

       5     Except as amended by this First Amendment, the Second Amended and
Restated Agreement remains in full force and effect.



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IN WITNESS WHEREOF, the undersigned have executed this First Amendment as of the day and year written above.

                             COMPANY:

                             AIRNET COMMUNICATIONS CORPORATION

                             By:    /s/ R. Lee Hamilton, Jr.
                                    Name: R. Lee Hamilton, Jr.
                                    Title: President and Chief Executive Officer

                     [Shareholder Signature(s) on Next Page]


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                                 Signature Page

            First Amendment to Second Amended and Restated Agreement
          among Series E, Series F and Series G Preferred Stockholders and Senior Registration Rights Agreement

                                  SHAREHOLDER:

                                  IF ENTITY:

                                  -----------------------------------
                                        (Name of Entity)

                                  By:
                                         ----------------------------
                                             (Signature)

                                         Name:
                                               ----------------------

                                         Title:
                                               ----------------------

                                  IF INDIVIDUAL(s):

                                  ------------------------------------
                                             (Signature)

                                  ------------------------------------
                                             (Print Name)

                                  ------------------------------------
                                             (Signature)

                                  ------------------------------------
                                             (Print Name)